Exhibit 10.14

EXCHANGE AGREEMENT

This Agreement (“Agreement”) is entered into as of September __, 2014, by and between Endra, Inc., a Delaware corporation (the “Company”), and ______________ (the “Investor”).
RECITALS

WHEREAS, the Investor holds a senior promissory note (the “Note”) in the original principal amount of $_________ and warrants (the “Warrants”) to purchase _________ shares of the Company’s common stock (the “Warrant Shares”) for $0.30 per share; and
WHEREAS, the Company and the Investor now desire to exchange the Note and all interest accrued thereunder and the Warrants for _________ shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:
AGREEMENT

1.
Exchange.
1.1           Terms. In reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, both the Note and the Warrants shall terminate and be of no further force and effect for and in consideration for the issuance to the Investor of _________ shares of Common Stock (the “Exchange”, with such shares of Common Stock being issued, the “Exchange Shares”).
1.2           Closing. The Exchange shall be effective on the date first set forth above (the “Effective Date”). On the Effective Date, all rights of the Investor as a holder of the Note and Warrants shall cease and terminate, including the accrual of all interest with respect to the Note, without further notice, excepting only the right to receive the Exchange Shares as set forth in Section 1.4 below.
1.3           Surrender of Note and Warrants. On the Effective Date, the Investor shall deliver to the Company the Note and Warrants, marked cancelled, or an indemnification undertaking with respect to the Note and/or Warrants, as the case may be, in the event of the loss, theft or destruction of the Note and/or Warrants.

1.4           Issuance of Exchange Shares. Upon receipt of the surrendered Note and Warrants, the Company shall deliver to its transfer agent irrevocable instructions to issue to the Investor the Exchange Shares.

2.           Representations and Warranties of the Investors. The Investor makes the following representations and warranties to the Company:

2.1           Execution; Binding Agreement. This Agreement has been duly authorized, validly executed and delivered by the Investor and is a valid and binding agreement and obligation of the Investor, enforceable against the Investor in accordance with its terms, and the Investor has full power and authority to execute and deliver the Agreement and the documents contemplated hereby and to perform his obligations hereunder and thereunder.
2.2           Securities Laws. The Investor understands the Exchange Shares are being offered and sold to in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.
2.3           Accredited Investor. The Investor is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.
2.4           No Bad Actors. Neither the Investor nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Investor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Investor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The receipt of the Exchange Shares by the Investor will not subject the Corporation to any Disqualification Event.

2.5           Acquisition for Own Account. The Investor is and will be acquiring the Exchange Shares for his own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, the Investor does not covenant to hold the Exchange Shares for any minimum period of time other than as required by law.
2.6           Securities Act Exemption. The offer and sale of the Exchange Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or Section 4(2) thereof and Regulation D promulgated thereunder. The Investor understands that the Exchange Shares received hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Exchange Shares can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Exchange Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

2.7           Ownership of Note and Warrants. The Investor has not assigned, conveyed or otherwise transferred any interest in and to the Note and Warrants beneficially owned by such Investor, as the case may be, to any third party, and owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note and Warrants free and clear of all rights and encumbrances.
3.           Representations, Warranties and Covenants of the Company. The Company makes the following representations and warranties to the Investor, and covenants as follows for the benefit of the Investor:
3.1           Incorporation. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.
3.2           Authorization of Exchange Shares. The Exchange Shares have been duly authorized by all necessary corporate action and, pending shareholder approval and implementation of a reverse split of the Company’s Common Stock, shall be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of refusal of any kind.
3.3           Execution; Binding Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, and the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.
3.4           No Conflicts. The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

3.5           Securities Act Exemption. The delivery and issuance of the Exchange Shares in accordance with the terms of and in reliance on the accuracy of the Investor’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.
3.6           Governmental Approvals. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Exchange Shares or the consummation of any other transaction contemplated by this Agreement.
3.7           Compliance with Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Exchange Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Exchange Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Exchange Shares.
3.8           No Solicitation. The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange.
4.           Miscellaneous.
4.1             Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Investor and the Company consent to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. THE INVESTOR AND THE COMPANY HEREBY WAIVE ITS RIGHT TO A TRIAL BY JURY. The Investor and the Company irrevocably consent to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of the Investor or the Company to serve process in any other manner permitted by law.
4.2              Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4.2. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if faxed; or when actually received or refused if sent by other means.
If to the Company:

Endra, Inc.
35 Research Drive, Ste. 100
Ann Arbor, MI 48103
Attention: Michael Thornton, President

with a copy to:

K&L Gates LLP
214 North Tryon Street, 47th Floor
Charlotte, North Carolina
Attention: Mark Busch

If to the Investor:

________________________
________________________
________________________

4.4               Entire Agreement. This Agreement constitute the entire understanding and agreement of the Investor and the Company with respect to the subject matter hereof and supersede all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.

4.5               Amendments. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by the Investor and the Company
4.6               Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
4.7               Assignments; Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Investor and the Company. The Company may not assign its rights and obligations hereunder to any person or entity. The Investor may assign its rights and obligations hereunder to any affiliate of the Investor without the consent of the Company, and the Investor may assign any Exchange Shares to any person or entity without the consent of the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.
ENDRA, INC.

By:
Name:	Michael Thornton
Title:	Chief Executive Officer

INVESTOR